VALUE LINE, INC.
PROFIT SHARING AND SAVINGS PLAN

As amended and restated
effective May 1, 2008

VALUE LINE, INC.
PROFIT SHARING AND SAVINGS PLAN

TABLE OF CONTENTS

PURPOSE		1

ARTICLE 1 DEFINITIONS		2

1.01	“Account”	2
1.02	“Administrative Committee”	2
1.03	“Affiliated Company”	2
1.04	“Beneficiary”	2
1.05	“Benefit Commencement Date”	2
1.06	“Board of Directors”	2
1.07	“Code”	2
1.08	“Company”	2
1.09	“Compensation”	2
1.10	“Eligible Employee”	3
1.11	“Employee”	3
1.12	“Employer Contribution”	3
1.13	“Entry Date”	3
1.14	“ERISA”	3
1.15	“Investment Fund”	3
1.16	“Member”	3
1.17	“Normal Retirement Age”	3
1.18	“Participating Employer”	4
1.19	“Plan”	4
1.20	“Plan Year”	4
1.21	“Total Disability”	4
1.22	“Trust Agreement”	4
1.23	“Trust Fund”	4
1.24	“Trustee”	4
1.25	“Valuation Date”	4
1.26	“Voluntary Contribution”	4

ARTICLE 2 DEFINITIONS AND RULES FOR DETERMINING SERVICE		5

2.01	“Approved Absence”	5
2.02	“Break in Service”	5
2.03	“Eligibility Computation Period”	5
2.04	“Employment Commencement Date”	5
2.05	“Hours of Service”	5
2.06	“Maternity or Paternity Leave of Absence”	6
2.07	“Month of Service”	6

i

2.08	“Vesting Computation Period”	6
2.09	“Year of Service”	6
2.10	Rules for Crediting Service After a Break in Service	6
2.11	Military Service	7

ARTICLE 3 PARTICIPATION		8

3.01	Eligibility to Participate	8
3.02	Commencement of Participation	8
3.03	Break in Service Before Participation	8
3.04	Break in Service After Participation	8
3.05	Cessation of Participation	8

ARTICLE 4 CONTRIBUTIONS		9

4.01	Employer Contributions	9
4.02	Voluntary Contributions	9

ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS		11

5.01	Definitions	11
5.02	Limitations on Voluntary Contributions Applicable to Highly Compensated Employees	12
5.03	Correction of Excess Voluntary Contribution	13
5.04	Limitations on Contributions Applicable to All Members	13
5.05	Reduction of Excess Annual Additions	14
5.06	Deduction Limitation Applicable to Employer Contributions	15

ARTICLE 6 MEMBERS ACCOUNTS		16

6.01	Separate Accounts	16
6.02	Contributions to Account	16
6.03	Valuation of Accounts	16
6.04	Segregated Accounts	16

ARTICLE 7 TRUST FUND AND INVESTMENT OF ACCOUNTS		17

7.01	Trust Fund and Trustee	17
7.02	Investment Funds	17
7.03	Investment Direction	17

ARTICLE 8 VESTING AND FORFEITURE		19

8.01	Voluntary Contribution Account	19
8.02	Employer Contribution Account	19
8.03	Forfeiture	20
8.04	Restoration of Forfeitures	20
8.05	Application of Forfeitures	20

8.06	Change in Vesting Schedule	21

ARTICLE 9 LOANS TO MEMBERS		22

9.01	General	22
9.02	Eligibility for Loan	22
9.03	Minimum and Maximum Loan Amount	23
9.04	Loan Terms	23
9.05	Collateral	24
9.06	Treatment of Loan Payments	24
9.07	Default	24
9.08	Termination of Employment	25

ARTICLE 10 DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT		26

10.01	Withdrawals of Voluntary Contributions	26
10.02	General Rules Applying to Withdrawals of Voluntary Contributions	26
10.03	Distributions after Attaining Age 70-1/2	26

ARTICLE 11 DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT		27

11.01	Termination of Employment Prior to Normal Retirement Age	27
11.02	Termination of Employment At or After Normal Retirement Age	28
11.03	Death	28
11.04	Form of Payment	28
11.05	Direct Transfer of Eligible Rollover Distribution	28
11.06	Beneficiary Designation	30
11.07	Special Distribution Rules	31

ARTICLE 12 ADMINISTRATION		32

12.01	Plan Administrator	32
12.02	Administrative Committee’s Authority and Powers	32
12.03	Delegation of Duties and Employment or Agents	33
12.04	Expenses	33
12.05	Compensation	33
12.06	Exercise of Discretion	33
12.07	Fiduciary Liability	33
12.08	Indemnification by Participating Employers	34
12.09	Plan Participation by Fiduciaries	34
12.10	Missing Persons	34
12.11	Claims Procedure	34

ARTICLE 13 AMENDMENT AND TERMINATION OF PLAN		36

13.01	Amendment	36
13.02	Right to Terminate Plan	36

13.03	Consequences of Termination	36

ARTICLE 14 PARTICIPATION BY AFFILIATED COMPANIES		37

14.01	Participation	37
14.02	Delegation of Powers and Authority	37
14.03	Termination of Participation	37

ARTICLE 15 TOP-HEAVY PLAN PROVISIONS		39

15.01	Applicability	39
15.02	Definitions	39
15.03	Vesting Requirement and Schedule	42
15.04	Minimum Contribution	42
15.05	Compensation Limitation	43

ARTICLE 16 GENERAL PROVISIONS		44

16.01	Trust Fund Sole Source of Payments for Plan	44
16.02	Exclusive Benefit	44
16.03	Non-Alienation	44
16.04	Qualified Domestic Relations Order	44
16.05	Employment Rights	45
16.06	Return of Contributions	45
16.07	Merger, Consolidation or Transfer	45
16.08	Applicable Law	45
16.09	Rules of Construction	45
16.10	Provisions Inconsistent with Qualified Status	46

ARTICLE 17		47

17.01	General Rules	47
17.02	Time and Manner of Distribution	47
17.03	Required Minimum Distributions During Member’s Lifetime	48
17.04	Required Minimum Distributions After Member’s Death	49
17.05	Definitions for Purposes of this Article	50
17.06	2009 Required Minimum Distributions	51

VALUE LINE, INC.
PROFIT SHARING AND SAVINGS PLAN

PURPOSE

The purpose of the Value Line, Inc. Profit Sharing and Savings Plan (the “Plan”) is to provide eligible employees of Value Line, Inc. (the “Company”), Arnold Bernhard & Co., Inc., Value Line Publishing, Inc., Value Line Securities, Inc., Compupower Corporation, Value Line Distribution Center, Inc., Vanderbilt Advertising Agency, Inc. and any Affiliated Company which adopts the Plan on behalf of its employees with retirement income through a program of employer contributions and employee voluntary after-tax contributions.

The Plan is intended to (1) qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Internal Revenue Code of 1996, as amended (the “Code”), and (2) comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

The Plan (formerly known as the Arnold Bernhard & Co., Inc. Profit Sharing and Savings Plan) was originally adopted by Arnold Bernhard & Co., Inc, effective May 1, 1951.

The Plan was amended and restated effective May 1, 1976; amended effective May 1, 1978; amended and restated effective May 1, 1982, May 1, 1983, May 1, 1984, May 1, 1985, May 1, 1989. and May 1, 2002

The Internal Revenue Service issued a favorable determination letter dated December 16, 2002 with respect to the Plan as amended and restated effective May 1, 2002.

The Plan is hereby amended and restated in its entirety, effective as of May 1, 2008 (subject to other effective dates for certain provisions, as specified herein), to incorporate modifications required by applicable legislative and regulatory changes, including but not limited to the Economic Growth and Tax Relief and Reconciliation Act of 2001, the Pension Protection Act of 2006, Heroes Earnings Assistance and Relief Tax Act of 2008, and the Worker, Retiree and Employer Recovery Act of 2008, provided, however, that the provisions in the Plan which set forth a different effective date shall be effective as of such different effective date.  The rights and benefits of any Member who retired, died or otherwise terminated employment prior to May 1, 2008 shall be determined under the provisions of the Plan in effect at the time of the retirement, death or termination of employment, except as otherwise required by law or as otherwise provided in this Plan.

ARTICLE 1

DEFINITIONS

Wherever used herein, the following terms shall have the following meanings:

1.01        “Account” means the entire interest of a Member in the Trust Fund and shall include the following subaccounts:

(a)
“Employer Contribution Account” means that portion of the Member’s Account attributable to the Employer Contributions made on the Member’s behalf by a Participating Employer and the earnings and losses thereon.

(b)	“Voluntary Contribution Account” means that portion of the Member’s Account attributable to a Member’s Voluntary Contributions, if any, and the earnings and losses thereon.

1.02        “Administrative Committee” means the committee appointed from time to time by the Board of Directors to administer the Plan in accordance with Article 12.

1.03        “Affiliated Company” means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.04        “Beneficiary” means any person entitled to receive payment of a Member’s Account pursuant to Section 11.08 as a result of the death of the Member.

1.05        “Benefit Commencement Date” means the first day of the first period for which a Member’s Account is payable in the form of an annuity.

1.06	“Board of Directors” means the Board of Directors of Value Line, Inc.

1.07	“Code” means the Internal Revenue Code of 1986, as amended.

1.08        “Company” means Value Line, Inc. and any of its successors and assigns that elect to continue the Plan.

1.09        “Compensation” means for any Plan Year a Member’s wages as defined in Section 3401(a) of the Code (for purposes of income tax withholding) determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed, subject to the following inclusions and exclusions:

(a)	excluding bonuses;

(b)	excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits; and

(c)
excluding commissions earned in excess of draw, provided, however, that such commissions in excess of draw will be included (i) in the case of a Member whose total of salary plus draw (excluding bonuses) is less than $60,000 but (ii) only to the extent that the total of a Member’s salary, draw and such commissions in excess of draw do not exceed $60,000.

The maximum amount of Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect as of the beginning of the Plan Year.

1.10        “Eligible Employee” means any Employee employed by a Participating Employer, but excluding

(a)	any Employee who is covered by a collective bargaining agreement to which a Participating Employer is a party, and which agreement does not provide for participation in the Plan; and

(b)	any Employee who is a nonresident alien and who does not receive any United States source income from the Company or any Affiliated Company.

1.11        “Employee” means any individual who is a “common-law employee” of the Company or an Affiliated Company.  “Employee” does not include any individual who is (i) classified by a Participating Employer as an independent contractor; (ii) being paid by or thorough an employee leasing company or other third party agency; or (iii) classified by the Participating Employer as a leased employee; during the period the individual is so paid or classified, even if such individual is later reclassified as a common law employee of the Participating Employer during all or any part of such period pursuant to applicable law or otherwise.

1.12        “Employer Contribution” means the contribution made by a Participating Employer on behalf of Members as described in Section 4.01.

1.13	“Entry Date” means each April 30 and October 31.

1.14        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.15        “Investment Fund” means one or more of the investment vehicles made available to Members for investment of their Accounts pursuant to Article 7.

1.16        “Member” means any Eligible Employee or former Eligible Employee who has met the participation requirements set forth in Article 3.

1.17	“Normal Retirement Age” means

(a)	with respect to Employees hired prior to May 1, 1995, age 65; and

(b)	with respect to Employees hired on or after May 1, 1995, the later of age 65 or the completion of 5 Years of Service.

1.18        “Participating Employer” means the Company, Arnold Bernhard & Co., Inc., Value Line Publishing, Inc., EULAV Securities, Inc. (formerly Value Line Securities, Inc.), EULAV Asset Management, LLC, Compupower Corporation, Value Line Distribution Center, Inc., Vanderbilt Advertising Agency, Inc. or any Affiliated Company which is designated as a Participating Employer by the Administrative Committee, and which has adopted the Plan by proper corporate action.

1.19        “Plan” means the Value Line, Inc. Profit Sharing and Savings Plan.

1.20	“Plan Year” means the 12-consecutive month period beginning each May 1.

1.21        “Total Disability” means a Member’s total and permanent disability as determined for purposes of entitlement to Social Security disability benefits.

1.22        “Trust Agreement” means the agreement between the Company and the Trustee under which the assets are held, administered and managed.

1.23        “Trust Fund” means all assets under the Plan held by the Trustee.

1.24        “Trustee” means any person, bank, or such other trustee or trustees under the Trust Agreement as may be appointed by the Company to hold, invest and disburse the funds of the Plan.

1.25        “Valuation Date” means each business day of the Plan Year.

1.26        “Voluntary Contribution” means the voluntary after-tax contribution made to the Plan by a Member pursuant to Section 4.02.

ARTICLE 2

DEFINITIONS AND RULES FOR DETERMINING SERVICE

2.01        “Approved Absence” means an Employee’s approved leave of absence from employment with the Company or an Affiliated Company because of military service, illness, disability, pregnancy, educational pursuits, service as a juror, or temporary employment with a government agency, or other leave of absence approved by the Company or Affiliated Company.  An Approved Absence also includes any leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993.  The Company or Affiliated Company shall determine the first and last days of any Approved Absence.

2.02        “Break in Service” means a Plan Year during which an Employee fails to complete more than 501 Hours of Service with the Company or an Affiliated Company.  Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service (up to 501) shall be recognized during an Approved Absence or a Maternity or Paternity Leave of Absence.  During such absence, (i) the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight hours per day and (ii) such Hours of Service will be credited in the Plan Year in which the absence begins if necessary to prevent a Break in Service or, if not necessary, in the next following Plan Year.

2.03        “Eligibility Computation Period” means (a) the 12-consecutive month period beginning on an Employee’s Employment Commencement Date, or (b) in the case of an Employee who fails to complete 1,000 or more Hours of Service during his first Eligibility Computation Period, any Plan Year commencing after the Employee’s Employment Commencement Date.

2.04        “Employment Commencement Date” means the first day on which an Employee performs an Hour of Service for the Company or an Affiliated Company.

2.05	“Hours of Service” means the following:

(a)
Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company.  Each such hour shall be credited to the Employee for the computation period or periods in which the duties are performed.

(b)
Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, disability, layoff, jury duty, government-required military duty, or leave of absence.  Each such hour shall be credited to the Employee for the computation period or periods in which such period occurs, subject to the following rules:

(i)
No more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and

(ii)
Hours of Service will not be credited under this paragraph (b) for which payment by the Company or an Affiliated Company is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or where payment solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Company.  The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).  These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

Hours of Service to be credited to an individual under this Section 2.05 will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference.

2.06        “Maternity or Paternity Leave of Absence” means an absence from work by reason of the Employee’s pregnancy, birth of a child of the Employee, placement of a child with the Employee in connection with adoption, or any absence for purposes of caring for such a child for a period immediately following such birth or placement.

2.07        “Month of Service” means a calendar month during which an Employee completes at least 83 Hours of Service.

2.08	“Vesting Computation Period” means a Plan Year.

2.09        “Year of Service” means a Vesting Computation Period or, with respect to Article 3, an Eligibility Computation Period during which an Employee completes —

(a)	at least 1,000 Hours of Service with the Company or an Affiliated Company; or

(b)
3 Months of Service during the period February 1 through April 30; provided, however, that an Employee shall be credited with a Year of Service pursuant to this paragraph (b) only with respect to his first year of employment.  Notwithstanding the foregoing, this paragraph (b) shall not apply to any Employee whose Employment Commencement Date occurs on or after May 1, 1995.

2.10	Rules for Crediting Service After a Break in Service.

If a Member is reemployed by the Company or an Affiliated Company after a Break in Service, the following special rules shall apply in determining his Years of Service:

(a)	In the case of a Member who is reemployed before the occurrence of 5 consecutive Breaks in Service —

(i)	Years of Service completed prior to such break will not be taken into account unless and until the Member has completed a Year of Service following his reemployment; and

(ii)	subject to Section 8.04, both pre-break and post-break Years of Service will count in vesting his pre-break and post-break account balances.

(b)
In the case of a Member who is reemployed after the occurrence of 5 or more consecutive Breaks in Service (or he is reemployed prior to such occurrence but does not make the repayment provided for in Section 8.04) —

(i)	separate Employer Contribution Accounts will be maintained to reflect the Member’s pre-break and post-break account balances; and

(ii)
all Years of Service after such Breaks in Service will be disregarded for the purposes of vesting in the pre-break account balance, but both pre-break and post-break Years of Service will count for purposes of vesting the account balance that accrues after such break.

2.11	Military Service

Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.   In the case of a Member who dies on or after January 1, 2007 while performing qualified military service (as such term is defined in Code Section 414(u)), the survivors of the Member shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) that would have been provided under the Plan had the Member resumed employment with a Participating Employer, and then terminated employment with the Participating Employer on account of death.

ARTICLE 3

PARTICIPATION

3.01	Eligibility to Participate.

Each Eligible Employee who is employed by a Participating Employer shall be eligible to participate in the Plan if he is credited with a Year of Service during an Eligibility Computation Period.

3.02	Commencement of Participation.

Each Eligible Employee who meets the requirement of Section 3.01 shall become a Member in the Plan commencing as of the first Entry Date coinciding with or next following his completion of such requirements.

3.03	Break in Service Before Participation.

If an Eligible Employee incurs a Break in Service before he becomes eligible to participate in the Plan and he later is reemployed, he shall be treated as a new Employee at the time of his reemployment for purposes of the participation requirements.

3.04	Break in Service After Participation.

If an Eligible Employee incurs a Break in Service after he becomes a Member and he later is reemployed, he shall again become a Member in the Plan commencing on the first day on which the Eligible Employee again performs an Hour of Service for the Company or Participating Employer.

3.05	Cessation of Participation.

An individual will cease to be eligible to participate in the Plan with respect to Employer Contributions and Voluntary Contributions as of the date (a) he ceases to be an Eligible Employee or (b) of his termination of employment.  After such date, he shall continue to be a Member only with respect to the allocation of earnings, losses and expenses made in accordance with Article 6 until the balance credited to his Account is distributed.

ARTICLE 4

CONTRIBUTIONS

4.01	Employer Contributions.

(a)	For each Plan Year, a Participating Employer may make Employer Contributions to the Trust Fund in such amount as may be determined by the Administrative Committee in its sole discretion.

(b)
Employer Contributions made for any Plan Year shall be allocated to the Employer Contribution Account on behalf of each Member who:  (i) is actively employed by a Participating Employer on the last day of the Plan Year and (ii) has been credited with at least 1,000 Hours of Service during the Plan Year.  Notwithstanding the foregoing requirements, Employer Contributions also shall be allocated on behalf of Members whose employment was terminated during the Plan Year after attaining age 65 or whose employment was terminated by reason of death or Total Disability.

(c)
The amount of the Employer Contribution to be allocated to each eligible Member’s Account for a Plan Year shall be equal to the ratio that such Member’s Compensation for the Plan Year bears to the Compensation for all Members eligible for an allocation of Employer Contributions for the Plan Year.

(d)	Employer Contributions made on behalf of any Member shall be subject to the limitations set forth in Article 5.

(e)
Employer Contributions shall be paid by a Participating Employer in cash or other property to the Trust Fund not later than the due date (including extensions) prescribed by law for filing the Participating Employer’s federal income tax return for the Participating Employer’s taxable year for which the Employer Contributions are claimed as an income tax deduction.

4.02	Voluntary Contributions.

(a)
A Member may make voluntary non-deductible contributions to the Plan by payroll deduction, lump sum cash payment, or both.  In no event shall a Member’s Voluntary Contributions for any Plan Year exceed 10% (effective for Plan Years beginning on or after May 1, 2010, 15%) of his Compensation for such Plan Year.

(b)
A Member’s election to make Voluntary Contributions, or to change or suspend such Contributions, shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Administrative Committee.

(c)
Voluntary Contributions shall be transferred by a Participating Employer to the Trust Fund on the earliest date on which such contributions can reasonably be segregated from the Participating Employer’s general assets, but in no event later than the 15th business day of the month following the month in which (i) in the case of amounts that a Member pays to the Participating Employer, the contributions are received by the Participating Employer; or (ii) in the case of amounts withheld by the Participating Employer from the Member’s wages, the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Member in cash, subject to any extension period permitted by ERISA, the Code or the regulations promulgated thereunder.

(d)
Voluntary Contributions shall be subject to the limitations set forth in Article 5.  The Administrative Committee may reject, amend or revoke the election of any Member at any time if the Administrative Committee determines that such change or revocation is necessary to insure that the limitations of Article 5 are not exceeded.

(e)	Effective May 1, 1995, the Plan does not permit amounts to be rolled over into the Plan from other eligible retirement plans.

ARTICLE 5

LIMITATIONS ON CONTRIBUTIONS

5.01	Definitions.

The following definitions shall apply for purposes of this Article 5:

(a)	“Annual Addition” means the sum of the following amounts allocated to a Member’s Account during the Limitation Year:

(i)	employer contributions,

(ii)	employee contributions,

(iii)	forfeitures, and

(iv)	amounts described in Sections 415(1)(1) and 419(A)(d)(2) of the Code.

The amount of a Member’s Annual Additions shall be determined without regard to the limitations set forth in Section 5.02.

(b)
“415 Compensation” means wages as defined in Section 3401(a) of the Code and all other payments of compensation to an employee by his employer (in the course of the employer’s trade or business) for which the employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3), 6052 of the Code.  “415 Compensation” shall include any elective deferral (as defined under Section 402(g)(3) of the Code), any amount that is contributed or deferred by the Participating Employer at the election of the Employee and is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code, and elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

In addition, for purposes of applying the limitation of Code Section 415, compensation shall exclude any amount paid after the Member’s severance from employment with a Participating Employer, unless the amount is paid by the later of: (i) 2 1⁄2 months after the Member’s severance from employment or (ii) the end of the year that includes the date of the Member’s severance from employment and such amount is (x) regular compensation for services, including overtime, commissions, bonuses or similar payments that would have been paid to the Member if he had continued in employment with the Participating Employer, or (y) payment for unused accrued bona fide sick, vacation, or other leave, that the Member would have been able to use if employment with the Participating Employer had continued, or (z) nonqualified deferred compensation that would have been paid to the Member at the same time if he had remained in employment with the Participating Employer and that is includible in the Member’s gross income.  Notwithstanding the foregoing, the preceding sentence shall not apply to payments to an individual who does not currently perform services for a Participating Employer by reason of qualified military service (as defined in section 414(u) of the Code), to the extent those payments do not exceed the amount the individual would have received had he continued t

The maximum amount of 415 Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect as of the beginning of the Plan Year.

(c)
“Highly Compensated Employee” means, subject to Section 414(q) of the Code, any employee of the Company or an Affiliated Company who:  (i) at any time during the Plan Year or the preceding Plan Year was a five percent owner (as defined in Code Section 416(i)(l)); or (ii) for the preceding Plan Year received 415 Compensation from the Company and any Affiliates in excess of $100,000 (or such higher adjusted amount prescribed by the Secretary of the Treasury).

(d)	“Limitation Year” means the Plan Year.

(e)	“Non-highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

5.02	Limitations on Voluntary Contributions Applicable to Highly Compensated Employees.

(a)	The Actual Contribution Percentage for Members who are Highly Compensated Employees for a Plan Year shall not exceed the greater of:

(i)	the Actual Contribution Percentage of the Members who are Non-highly Compensated Employees for that Plan Year multiplied by 1.25; or

(ii)
the Actual Contribution Percentage for Members who are Non-highly Compensated Employees for that Plan Year multiplied by 2.0, provided that the Actual Contribution Percentage for Members who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for Members who are Non-highly Compensated Employees by more than 2 percentage points.

(b)
“Actual Contribution Percentage” means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (i) the amount of Voluntary Contributions actually paid over to the trust on behalf of such Member for the Plan Year to (ii) the Member’s 415 Compensation for such Plan Year (whether or not the Employee was a Member for the entire Plan Year).

(c)
In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfies the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 5.02 shall be applied by determining the Actual Contribution Percentage of Members as if all plans were a single Plan.  For the purposes of this Section 5.02, the Actual Contribution Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to make employee contributions, or receives matching contributions, qualified nonelective contributions or elective deferrals (as such terms are defined in Section 401(m) of the Code) allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described under Section 401(k) of the Code that are maintained by the Company or an Affiliated Company shall be determined as if all such contributions were made under a single Plan.

(d)
The determining and treatment of the Actual Contribution Percentage shall be made in accordance with Section 401(m) of the Code, Section 1.401(m)-1 of the Treasury Regulations, and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.03	Correction of Excess Voluntary Contribution.

In the event that the limitations set forth in Section 5.02 are exceeded for any Plan Year, excess Voluntary Contributions with respect to a Plan Year, plus any income or minus any loss allocable thereto, shall be distributed to Members on whose behalf such excess contributions were made.  The amount of a Member’s excess Voluntary Contributions shall be determined in accordance with Section 401(m)(6) of the Code and the regulations thereunder.  Such distribution shall be made no later than the last day of the following Plan Year.

Excess Voluntary Contributions shall be adjusted for any net earnings up to the last day of the Plan Year in which the excess Voluntary Contributions were made and, effective for corrective distributions of excess Voluntary Contributions made on or after January 1, 2007 and prior to January 1, 2009, net earnings attributable to the period between the end of the Plan Year and the date of distribution, in accordance with applicable Treasury Regulations.  Net earnings allocable to excess Voluntary Contributions is the net earnings allocable to the Member’s Voluntary Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Member’s excess Voluntary Contributions for the year and the denominator of which is the total of the Member’s Voluntary Contribution Account balance without regard to any income or loss occurring during such taxable year.

5.04	Limitations on Contributions Applicable to All Members.

(a)	In no event shall the Annual Addition to a Member’s Account for any Limitation Year exceed the lesser of:

(i)	$40,000 (as adjusted for increases in the cost-of-living under section 415(d) of the Code), or

(ii)	100% of the Member’s 415 Compensation for the Limitation Year.

(b)
If a Member also is covered under another defined contribution plan, a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code), maintained by an Employer, then the Annual Addition which may be credited to a Member’s Account under paragraph (a) above for any Limitation Year shall be reduced by the Annual Additions credited to the Member’s account under such other plans and welfare benefit funds for the same limitation year.

(c)
Solely for purposes of this Section 5.04, the term “Employer” means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code as modified by Section 414(h)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

(d)	The dollar and percentage limitations set forth in this Section 5.04 shall be adjusted for the cost of living pursuant to Section 415(d) of the Code.

5.05	Reduction of Excess Annual Additions.

In the event that the Annual Addition credited to a Member’s Account exceeds the limitations contained in Section 5.04 of the Plan in any Limitation Year, then, for Limitation Years beginning prior to July 1, 2007, such excess Annual Addition shall be reduced as follows:

(a)	First, the amount of his Voluntary Contributions shall be reduced to the extent that such reduction results in a reduction of the amount by which a Member’s Annual Addition exceeds such limitations.

(b)	Second, the amount of his Employer Contributions shall be reduced to the extent that such reduction results in a reduction of the amount by which a Member’s Annual Addition exceeds such limitations.

Any reduction of Employer Contributions shall be held unallocated in a suspense account and applied to reduce employer contributions in succeeding Plan Years in accordance with Section 8.05.

Notwithstanding anything contained herein or in the Trust Agreement to the contrary, if the Plan is terminated while there remains a balance in any suspense account, such amounts shall be paid to the Participating Employer which contributed said amounts.

Notwithstanding anything else in the Plan to the contrary, allocations of Annual Additions shall be limited and reduction in excess Annual Additions shall be made in accordance with Section 415 of the Code which is hereby incorporated by reference into the Plan and shall control in the event of any inconsistency with any other terms of this Plan.  Effective for Limitation Years beginning on or after July 1, 2007, should there any excess Annual Additions to a Member’s Account, such excess Annual Additions shall be corrected to the extent permitted by rules set forth in Internal Revenue Service revenue rulings, notices, or other guidance published in the Internal Revenue Bulletin.

5.06	Deduction Limitation Applicable to Employer Contributions.

In no event shall the amount of Employer Contributions for any Plan Year exceed the amount deductible with respect to such Plan Year under Section 404 of the Code.  In the event such Employer Contributions exceed such amount, they shall be returned to the Participating Employer in accordance with Section 16.06 hereof.

ARTICLE 6

MEMBERS ACCOUNTS

6.01	Separate Accounts.

An Account in the Trust Fund shall be established and maintained for each Member.  The records of each such Account shall reflect the manner in which each Account is invested and the value of such investments, any withdrawals by or distributions to the Member or other persons, any charges or credits made to such Account, and such other information as the Administrative Committee or the Trustee may deem appropriate.

6.02	Contributions to Account.

All contributions made by a Participating Employer on behalf of a Member or made by a Member on his own behalf, shall be paid to the Trustee and shall be allocated to the Member’s Account in accordance with the provisions of this Plan.

6.03	Valuation of Accounts.

The value of each Member’s Account shall be determined as of each Valuation Date, at which time the Administrative Committee shall adjust the balance of each Members’ Account to reflect any of the following which have occurred since the last Valuation Date:

(a)	contributions, withdrawals, distributions and other charges or credits attributable to the Member’s Account;

(b)	the net earnings, gains, losses and expenses and any appreciation or depreciation in market value of the Investment Funds selected by the Member for investment of his Account; and

(c)
with respect to any amounts credited to the Member’s Account which are not invested in any of the Investment Funds, the net increase or decrease, as the case may be, in the value of the portion of the Trust Fund not invested in any of the Investment Funds due to investment earnings, gains or losses and any expenses of such portion of the Trust Fund, which adjustment shall be made in the same proportion that the balance in the Member’s Account not invested in any of the Investment Funds as of the last Valuation Date (reduced by any withdrawals, distributions or transfers from such Account since the last Valuation Date and by the principal amount of all outstanding loans to such Member) bore to the total balance of all Members’ Accounts not invested in any of the Investment Funds (as so reduced) as of such last Valuation Date.

6.04	Segregated Accounts.

The Administrative Committee may direct the Trustee to establish a segregated account and to transfer to such segregated account the balance of the Account of any Member who pursuant to Article 11 has elected to defer distribution or to receive distribution in installments.  The Trustee shall invest such segregated accounts in such Investment Fund(s) or other investment vehicles as may be selected by the Administrative Committee.

ARTICLE 7

TRUST FUND AND INVESTMENT OF ACCOUNTS

7.01	Trust Fund and Trustee.

The Administrative Committee may enter into a Trust Agreement or Agreements with a Trustee or Trustees to establish a Trust Fund under the Plan.  Any Trust Agreement is designated as, and shall constitute, a part of this Plan and all rights which may accrue to any person under the Plan shall be subject to the terms and conditions of such Trust Agreement.  The Administrative Committee may modify the Trust Agreement from time to time to accomplish the purposes of the Plan.

7.02	Investment Funds.

(a)
The Administrative Committee shall select such investment vehicles as it determines appropriate to meet the requirements of Section 404(c) of ERISA and the regulations thereunder relating to the investment of Members’ Accounts at the direction of the Members.  Such investment vehicles may include mutual funds from the Value Line family of funds.  The Administrative Committee may select such additional investment vehicles as it determines appropriate for the investment of Members’ Accounts.

(b)	The Administrative Committee may prescribe such rules and restrictions on the investment of Members’ Accounts in any such investment vehicle as it deems appropriate.

(c)
In the event that the fees of any investment manager or investment advisor are attributable to a particular investment vehicle, the Administrative Committee may, in its discretion, determine how such expenses shall be allocated among Members’ Accounts.

7.03	Investment Direction.

(a)	The Administrative Committee, or its designees, shall provide Members with such information and materials with respect to the Investment Funds as may be required by Section 404(c) of ERISA.

(b)
A Member shall have the right to direct the Administrative Committee to invest his Account in any of the Investment Funds designated for participant investment in accordance with Section 7.02 of the Plan.  A Member’s investment direction (or any change in his investment direction) shall be made in the manner and in such form as the Administrative Committee shall direct.

(c)	A Member’s investment election (or any change in his investment election) shall be made in increments of 1 percent.

(d)	A Member’s investment election shall remain in effect until the Member properly files a change of election with the Administrative Committee.

(e)
In the event that any Member shall not have directed the investment of all or a portion of the balance in his account at any time, the Member shall be deemed to have directed that such balance be invested in such default Investment Fund as selected by the Administrative Committee, and such assets shall remain in such Investment Fund until such time as the Member directs otherwise.

(f)
A Member may change his investment election with respect to existing investments, new contributions, or both, effective as of any business day.  Such change must be made in writing or in accordance with such other methods as may be established by the Administrative Committee in accordance with the requirements of Section 404(c) of ERISA and shall be effective as soon as administratively practicable following the election.

ARTICLE 8

VESTING AND FORFEITURE

8.01	Voluntary Contribution Account.

A Member’s interest in his Voluntary Contribution Account shall be fully vested and nonforfeitable at all times.

8.02	Employer Contribution Account.

(a)	Upon a Member’s Total Disability, death, or attainment of his Normal Retirement Age while an Employee, his interest in his Employer Contribution Account shall be fully vested and nonforfeitable.

(b)

(i)
If a Member who has not performed one Hour of Service after April 30, 2007 terminates employment before attaining his Normal Retirement Age for any reason other than Total Disability or death, his vested interest in his Employer Contribution Account shall be determined in accordance with the following schedule:

Completed Years of Service	Vested Interest

Less than 3	0%
3	20%
4	40%
5	60%
6	80%
7 or more	100%

(ii)
If a Member who has performed at least one Hour of Service after April 30, 2007 terminates employment before attaining his Normal Retirement Age for any reason other than Total Disability or death, his vested interest in his Employer Contribution Account shall be determined in accordance with the following schedule:

Completed Years of Service	Vested Interest

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

8.03	Forfeiture.

If an Employee terminates employment and receives (or is deemed to receive) a distribution of his entire vested Account balance, then the nonvested portion of his Employer Contribution Account will be treated as a forfeiture.  For purposes of this Section 8.03, if the value of a Member’s vested Account balance is zero, then such Member shall be deemed to have received a distribution of his entire vested Account balance as of the date of his termination of employment.

If an Employee terminates employment and does not receive a distribution of his entire vested Account balance, then the nonvested portion of his Employer Contribution Account will be treated as a forfeiture after he incurs five consecutive Breaks in Service following the termination of employment.

8.04	Restoration of Forfeitures.

(a)
In the case of a Member who received a distribution of his entire vested Account balance under the Plan and who is rehired by a Participating Employer in employment covered under the Plan, then the amount forfeited pursuant to Section 8.03 shall be restored if the Eligible Employee repays the full amount of the distribution before the earlier of:

(i)	5 years after the first date on which the Member is subsequently reemployed; or

(ii)	the date the Member incurs 5 consecutive Breaks in Service following the date of the distribution.

(b)
In the case of a Member who is deemed to have received a distribution of his entire, vested interest under the Plan and who is rehired by a Participating Employer, then the amount forfeited pursuant to Section 8.03 shall be restored if the Member again is rehired by the Participating Employer before the date on which he incurs 5 consecutive Breaks in Service.

(c)
A Member who is reemployed by an Affiliated Company after the occurrence of 5 consecutive Breaks in Service shall not have any restoration rights with respect to the previously forfeited balance in his Employer Contribution Account.

8.05	Application of Forfeitures.

(a)	Forfeitures of Employer Contributions shall be used to pay Plan expenses or reduce the amount of Employer Contributions which are to be made by the Participating Employer for the following Plan Year.

(b)
If an amount must be restored to a reemployed Member’s Employer Contribution Account in accordance with Section 8.04, such restoration shall be made, as directed by the Administrative Committee, from forfeitures attributable to, or net income of the Trust which would otherwise be allocated to Members employed by such Participating Employer, and/or from a contribution made by such Participating Employer for that purpose.

8.06	Change in Vesting Schedule.

If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the calculation of a Member’s vested interest in his Employer Contribution Account, or if the Plan is deemed amended by an automatic change to or from the top-heavy vesting schedule, each Member with at least 3 Years of Service may elect to have his vested interest calculated under the Plan without regard to such amendment or change.  A Member’s election under this section must be made during the period beginning with the date the amendment is adopted or deemed to be made and ending on the latest of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Member is issued written notice of the amendment by the Administrative Committee.

ARTICLE 9

LOANS TO MEMBERS

9.01	General.

The Administrative Committee shall prescribe the terms and conditions for making loans to Members from their Accounts consistent with the provisions of this Article and the prohibited transaction exemption requirements of the Code and ERISA and other applicable law.

9.02	Eligibility for Loan.

A Member who meets the following requirements shall be eligible to receive a loan from the Plan:

(a)	The Member must be actively employed by a Participating Employer and must have completed at least 5 Years of Service.

(b)
The Member must establish to the satisfaction of the Administrative Committee that a loan is needed to meet an immediate and heavy financial need caused by a serious illness, accident, or catastrophe incurred by

(i)	the Member, or

(ii)	any of the following individuals if the individual received over one-half of their support from the Member for the entire twelve month-period prior to the date on which such loan is requested:

(A)	the Member’s spouse, if living with the Member,

(B)	the Member’s sons and daughters, both natural and legally adopted,

(C)	the Member’s parents or grandparents, or

(D)	the Member’s brothers or sisters, provided that their principal place of residence prior to the date that the loan is requested is the Member’s household.

Such immediate and heavy financial need also may include the need to pay tuition and related educational fees for the next 12 months of post-secondary education for the Member’s children (both natural and legally adopted).  Effective for Plan Years beginning on or after May 1, 2010, such immediate and heavy financial need also may include the need (1) to pay tuition and related educational fees for the next 12 months of post-secondary education for the Member, or the Member’s spouse, children (both natural and legally adopted), or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) or (d)(1)(B)), (2) to pay expenses directly related to the purchase of a principal residence for the Member (not including mortgage payments), (3) to make payments necessary to prevent the eviction of the Memberber from the Member's principal residence or foreclosure of the mortgage on the Member's principal residence, or (4) to pay for the repair of damage to the Member's principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

The Member must demonstrate that such need cannot be met by other reasonably available financial resources of the Member.  The Administrative Committee may require such assurances and certifications as it may deem necessary to determine whether the Member has an immediate and heavy financial need.

Notwithstanding the preceding, a Member who has an outstanding Plan loan is not eligible to obtain another Plan loan, except in the case of refinancing the initial loan, subject to the limitations of Section 72(p) of the Code.

9.03	Minimum and Maximum Loan Amount.

The minimum amount of any loan shall be $1,000.  In no event shall any loan made pursuant to this Article 9 be in an amount which would cause the outstanding aggregate balance of all loans made to the Member under this Plan and all other qualified plans maintained by the Company or any Affiliated Company to exceed the lesser of (a) or (b):

(a)	$50,000 reduced by the excess (if any) of

(i)	the highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date the loan is made, over

(ii)	the outstanding balance of loans from the Plan to the Member on the date the loan is made; or

(b)	50% of the current balance of the vested portion of the Member’s Employer Contribution Account, determined as of the most recent Valuation Date occurring prior to the date on which the loan is made.

9.04	Loan Terms.

Loans shall be made to Members in accordance with the following terms:

(a)
A loan to a Member shall be made on loan application forms designated by the Administrative Committee and shall be evidenced by the Member’s recourse promissory note in the form prescribed by the Administrative Committee.

(b)	The period for repayment of a loan shall not exceed 5 years.

(c)
The annual interest rate on loans will be One Percent plus the Prime Lending Rate stated in the Money Rates section of The Wall Street Journal on the first business day of the month in which the loan application is approved by the Administrative Committee.

(d)
Loan repayments of principal and interest shall be amortized in level payments payable each payroll period over the term of the loan and, for Employees, shall be made by payroll deduction; provided, that a Member who is on an approved leave of absence shall continue to repay the loan through monthly payments of principal and interest due on the first day of each month.  Loan repayments shall commence with the first full pay period following the date on which the loan is received.

(e)
Partial or full loan prepayments may be made at any time, provided that the minimum prepayment must be at least $1,000 or, if smaller, the outstanding balance of the loan.  Partial prepayments will first be credited against accrued interest and then against outstanding principal on the day the prepayment is received.

9.05	Collateral.

Notwithstanding anything to the contrary in Section 16.03, a Member who accepts a Plan loan shall be deemed to have assigned to the Trustee, as security for the loan, all of his right, title and interest in the Plan.  The Administrative Committee may require such additional security for the loan as it deems necessary or prudent.

No more than 60 days prior to the use of the Member’s Account as security for a Plan loan, the Member must obtain written spousal consent, if applicable, to such use, which consent acknowledges the effect of the loan and is witnessed by a plan representative designated by the Administrative Committee or a notary public.

9.06	Treatment of Loan Payments.

A loan shall be considered to be an investment of the Trust Fund.  Any payment to the Plan of interest on a loan to a Member, as well as repayments of loan principal, shall be credited to the Member’s Account and shall be accounted for as investment earnings or return of principal, as the case may be, on that Account.  Members may specify the Investment Fund from which loans shall be borrowed; provided that repayments will be invested in accordance with the Member’s current investment selection for new contributions at the time the repayment is made.

9.07	Default.

(a)
A Member shall be considered to be in default if the Member (i) misses three consecutive scheduled monthly repayments or (ii) fails to make an installment payment when due and does not make that installment period by the last day of the calendar quarter following the calendar quarter in which it was due (or any shorter grace period established by the Administrative Committee).

(b)
If a loan is in default and not cured, it shall become immediately due and payable as of the last day of the month in which it is declared in default.  If the default is not cured within 30 days, in addition to any other remedies permitted by law, any outstanding Plan loan balance (including interest accrued and unpaid thereon) to the Member may be charged against the Member’s Account at such time as the Member is permitted to obtain a distribution or withdrawal from his Account under the terms of the Code (without regard to limitations in the Plan that are narrower than required by the Code and without regard to whether or not the Member has attained age 59-1/2 or terminated employment, and whether or not such charge is on account of any financial hardship of the Member).  The outstanding loan balance shall be treated as repaid to the extent of such charge.  The amount of any default will be treated as a “deemed distribution” within the meaning of Section 72(p) of the Code, and shall be treated as a distribution to the extent of any charge against the Member’s Account.  The Plan Administrative Committee will have the legal rights and remedies of a creditor in collecting the remaining amount of any outstanding loan not satisfied by a charge against the Member’s Account.

9.08	Termination of Employment.

The unpaid balance of a loan shall immediately become payable in full upon a Member’s termination of employment.  If a Member’s Account is distributed at the time of termination, the amount distributed will be reduced by the unpaid loan balance (including accrued interest) unless the Member repays the loan in full.

If a Member delays distribution, the Member must repay the loan in full and must notify the Administrative Committee in writing that he intends to do so prior to termination of employment.  If the Member does not repay the loan at such time, the outstanding loan balance shall be charged against the Member’s Account in accordance with Section 9.07.

ARTICLE 10

DISTRIBUTIONS
PRIOR TO TERMINATION OF EMPLOYMENT

10.01	Withdrawals of Voluntary Contributions.

A Member may, in the form and manner and at such times as may be prescribed by the Administrative Committee, direct payment to himself of part or all of the balance of his Voluntary Contribution Account.

10.02	General Rules Applying to Withdrawals of Voluntary Contributions.

The following rules shall apply to withdrawals made under this Article 10:

(a)
In the case of a married Member who became a participant in the Plan prior to May 1, 1995, no payment shall be made to such Member without the written consent of the Member’s spouse.  Any written consent required of a Member’s spouse shall acknowledge the effect of the consent and shall be witnessed by a representative designated by the Administrative Committee or a notary public.  The consent of a spouse shall not be required if the Administrative Committee determines that the spouse cannot be located or that the Code and ERISA otherwise do not require such consent.

(b)	Distribution of any withdrawal under this Article shall be made as soon as practicable following the Administrative Committee’s approval of the application for the withdrawal.

(c)
A Member may not make a withdrawal from his Account more often than once in any Plan Year or at such other times as may be permitted pursuant to uniform rules prescribed by the Administrative Committee.

(d)	Any withdrawal made under this Article 10 shall be at least in the amount of $1,000, or, if smaller, the balance credited to the Member’s Voluntary Contributions Account.

10.03	Distributions after Attaining Age 70-1/2

Effective May 1, 2010, any Participant who has attained age 70-1/2 and has not terminated employment with the Company or an Affiliated Company may, upon request and subject to the spousal consent requirements of Section 10.02(a), above, receive a distribution from his or her Employer Contribution Account equal in amount to the required minimum distribution that would have been required to be paid to the Participant under Article 17 for the Plan Year in which the distribution is requested , calculated as if (1) the Participant had terminated from employment with the Company and all Affiliated Companies, and (2) the Participant’s Employer Contribution Account was his only Account under the Plan.  A Participant may only request one distribution per Plan Year under this Section 10.03.  If distributions under this Section 10.03 are requested with respect to more than one Plan Year, the requesting Participant must submit a separate application for distribution for each Plan Year.

ARTICLE 11

DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT

11.01	Termination of Employment Prior to Normal Retirement Age.

In the event a Member’s employment with the Company or an Affiliated Company terminates before the Member attains his Normal Retirement Age for any reason other than death, he shall be entitled to receive a distribution of the vested balance in his Account as of the Valuation Date coincident with or next following his termination of employment.  Effective for distributions made on or after January 1, 2002 (for a Member who separated from employment before or after such date) but prior to March 28, 2005, for purposes of this Section 11.01, the value of the vested balance of a Member’s Account shall be determined without regard to that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

(a)
If the vested balance of the Member’s Account does not exceed $1,000 (or $5,000, effective prior to March 28, 2005), distribution shall be made as soon as practicable after the Valuation Date next following the termination of employment.

(b)
If the vested balance of a Member’s Account exceeds $1,000 (or $5,000, effective prior to March 28, 2005), no distribution will be made without the prior written consent of the Member.  If such consent is not given, distribution shall be made as soon as practicable following the earlier of:

(i)	the date on which the Administrative Committee receives a properly completed distribution election form; or

(ii)
as soon as practicable after the later of the Valuation Date following the Member’s attainment of his Normal Retirement Age or the expiration of the 90-day period beginning on the date on which the Administrative Committee provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the Member.

Except as provided in the preceding sentence, if the written consent of a Member is required by this Section, such consent must not be made (i) more than 180 days before the Benefit Commencement Date and (ii) before the Member receives the notice required by Section 1.411(a)-11(c) of the Income Tax Regulations, which such notice shall be provided no less than 30 days and no more than 180 days before the Benefit Commencement Date; provided that, if the Member, after having received such notice, affirmatively elects a distribution, the Benefit Commencement Date may be less than 30 days after such notice was provided, provided the plan administrator clearly indicates to the Member that the Member has a right to at least 30 days to consider whether to consent to the distribution.

11.02	Termination of Employment At or After Normal Retirement Age.

In the event a Member’s employment with the Company or an Affiliated Company terminates at or after the date the Member attains his Normal Retirement Age for any reason other than death, he shall be entitled to receive a distribution of the balance in his Account as of the Valuation Date next following his termination of employment.  Distribution shall be made as soon as practicable following the earlier of:

(a)	the date on which the Administrative Committee receives a properly completed distribution election form; or

(b)
the expiration of the 180-day period beginning on the date on which the Administrative Committee provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the Member.

11.03	Death.

(a)
In the event a Member dies before payment of his Account begins, his Beneficiary (as determined in accordance with Section 11.08 below) shall be entitled to receive distribution of the Account as of the Valuation Date coincident with or next following his death.  Distribution shall be made as soon as practicable following the earlier of:

(i)	the date on which the Administrative Committee receives a properly completed distribution election form; or

(ii)
the expiration of the 90-day period beginning on the date on which the Administrative Committee provides the notices required by Section 402(f) of the Code and Section 1.411(a)-11(c) of the Income Tax Regulations to the designated Beneficiary.

11.04	Form of Payment .

A Member’s Account shall be distributed to the Member or his Beneficiary in a single lump sum payment.

11.05	Direct Transfer of Eligible Rollover Distribution.

This Section applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(a)	Definitions.

(i)
Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income.  For purposes of the direct rollover provisions in this Section 11.07, and any amount that is distributed on account of hardship shall not be an eligible rollover distribution.  Notwithstanding the foregoing, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion consisting of after-tax contributions may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  2009 RMDs and Extended 2009 RMDs (as such terms are defined in Section 17.06 of the Plan) will not be treated as eligible rollover distributions in 2009.

(ii)
Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan.  This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.  Effective with respect to distributions made after December 31, 2007, an “eligible retirement plan” shall also mean a Roth IRA described in Code Section 408A.  Effective with respect to distributions made after December 31, 2009, in the case of an eligible rollover distribution to a nonspousal distributee (a ”Nonspouse Rollover”), an eligible retirement plan is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code that was established for the purpose of receiving the distribution on behalf of such nonspousal distributee.  In order for such eligible retirement plan to accept a Nonspouse Rollover on behalf of a nonspousal distributee, (1) a direct trustee-to-trustee transfer must be made to such eligible retirement plan and shall be treated as an eligible rollover distribution for purposes of the Code, (2) the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Section 408(d)(3)(C) of the Code) for purposes of the Code, and (3) Section 401(a)(9)(B) of the Code (other than clause (iv) thereof) shall apply to such plan.

(iii)
Distributee:  A distributee includes a Member or former Member.  In addition, the Member or former Member’s surviving spouse and the Member or former Member’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.  Effective with respect to distributions made after December 31, 2009, a distributee shall include a Member’s designated beneficiary who is not the Member’s spouse or former spouse (“nonspousal distributee”).

(iv)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

11.06	Beneficiary Designation.

(a)
Each Member may designate, in the form and manner prescribed by the Administrative Committee, one or more persons as the Beneficiary of his Account; provided, however, that if the Member is survived by a spouse, such spouse shall be the Member’s sole Beneficiary unless the spouse consents, in writing and in a form prescribed by the Administrative Committee, to the Member’s designation of one or more other persons to be the Beneficiary of all or a portion of the Member’s Account.  Any Beneficiary designation made by a Member may be changed or revoked by the Member at any time or from time to time during his lifetime; provided, however, that any such change or revocation shall not reduce the portion of the Account payable to his spouse without the written consent of the spouse.  Any written consent required of a Member’s spouse shall acknowledge the effect of the consent and shall be witnessed by a representative designated by the Administrative Committee or a notary public.  The consent of a spouse shall not be required if the Administrative Committee determines that the spouse cannot be located or that the Code and ERISA otherwise do not require such consent.

(b)
if no Beneficiary is designated or survives the Member, the balance of his Account shall be paid to his issue per stirpes; provided, that if there is no surviving issue, the Account shall be paid to his estate.

11.07	Special Distribution Rules.

(a)
If a Member elects to have his Account distributed in installments, the amount to be so distributed each year must be at least equal to the quotient obtained by dividing the Member’s benefit by the life expectancy of the Member and his Beneficiary.  Life expectancy and joint and last survivor expectancy shall be computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations.  For purposes of this computation, a Member’s life expectancy, may be recalculated no more frequently than annually; however, the life expectancy of a Beneficiary, other than the Member’s spouse, may not be recalculated.  If the Member’s spouse is not the Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Member.

(b)
In the event a Member dies after the commencement of the payment of benefits under the Plan, the remaining portion of such benefits will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member’s death.

(c)
The Administrative Committee may establish rules permitting a Member or Beneficiary who is receiving payment of benefits in installments to elect to have the balance of the benefits distributed in a single lump sum payment.

ARTICLE 12

ADMINISTRATION

12.01	Plan Administrator.

The Company shall be the “Administrator” of the Plan within the meaning of Section 3(16)(A) of ERISA and the “Named Fiduciary” for purposes of Section 402(a)(2) of ERISA.  Such duties shall be performed on behalf of the Company by a committee which shall consist of the Chairman of the Board of Directors and such other individuals as may be appointed by the Board of Directors.

12.02	Administrative Committee’s Authority and Powers.

(a)
The Administrative Committee shall have the exclusive right and full authority and power, in its sole and absolute discretion, to apply, interpret, administer and construe the Plan and any other Plan documents and to decide all matters arising in connection with the operation or administration of the Plan.  Without limiting the generality of the foregoing, the Administrative Committee shall have the following powers and duties:

(i)	To formulate, interpret, apply and enforce such rules, regulations and policies as it deems necessary or proper to administer the Plan;

(ii)	To process, and approve or deny, benefit claims and rule on any benefit exclusions and determine the standard of proof in any case;

(iii)
To interpret the Plan, its interpretation thereof to be final and conclusive on all persons claiming benefits under the Plan.  The Administrative Committee also has discretion and authority to interpret Plan terms to reflect the Plan sponsor's intent.  In the event of a scrivener's error that renders a Plan term inconsistent with the Plan sponsor's intent, the Plan sponsor's intent controls, and any inconsistent Plan term is made expressly subject to this requirement;

(iv)	To take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Plan;

(v)	To decide all questions, including legal or factual questions, relating to the Plan or the calculation and payment of benefits under the Plan;

(vi)	To resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan or other Plan documents; and

(vii)	To exercise all other powers specified in the Plan.

(b)
All determinations and interpretations made by the Administrative Committee with respect to any matter arising under the Plan and any other Plan documents shall be final and binding on all affected Members (and their Beneficiaries) and other individuals claiming benefits under the Plan.  Any determination made by the Administrative Committee shall be given deference in the event it is subject to judicial review and shall be overturned only if it is arbitrary and capricious.  The Administrative Committee may delegate any other such duties or powers as it deems necessary to carry out the administration of the Plan and may adopt such rules for the conduct of its affairs as it deems appropriate.

12.03	Delegation of Duties and Employment or Agents.

The Administrative Committee may delegate such of its duties and may appoint such accountants, actuaries, legal counsel, investment advisors, investment managers, claims administrators, specialists and other persons as the Administrative Committee deems appropriate in connection with administering the Plan.  The Administrative Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in reliance upon any opinions or reports furnished them by any such experts or other persons.

12.04	Expenses.

All expenses incurred in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any person who shall be employed by the Administrative Committee pursuant to Section 12.03, shall be paid from the Trust Fund unless paid separately by the Participating Employers.

12.05	Compensation.

No member of the Administrative Committee who is a full-time employee of a Participating Employer shall receive any compensation for his services as member of the Administrative Committee.  Any expenses of the Administrative Committee shall be paid from the Trust Fund, unless paid by the Participating Employers.

12.06	Exercise of Discretion.

Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner and shall discharge his duties with respect to the Plan in a manner consistent with the provisions of the Plan and with the standards of fiduciary conduct contained in Title 1, Part 4, of ERISA.

12.07	Fiduciary Liability.

In administering the Plan, neither the Administrative Committee nor any member of the Administrative Committee nor any person to whom the Administrative Committee delegates any duty or power in connection with administering the Plan shall be liable, except as required by ERISA or in the case of his own willful misconduct, for:

(a)	any action or failure to act,

(b)	the payment of any amount under the Plan,

(c)	any mistake of judgment made by him or on his behalf, or

(d)
any omission or wrongdoing of any member of the Administrative Committee.  No member of the Administrative Committee shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of the Administrative Committee.

12.08	Indemnification by Participating Employers.

To the extent not compensated by insurance or otherwise, the Participating Employers shall indemnify and hold harmless each person and each member of the Administrative Committee, and each employee of a Participating Employer designated by the Administrative Committee to carry out fiduciary responsibility with respect to the Plan from any and all claims, losses, damages, expenses (including reasonable counsel fees approved by the Company) and liabilities (including any amount paid in settlement with the approval of the Company), arising from any act or omission of such member, except where the same is judicially determined to be due to willful misconduct of such member or employee.  Anything herein to the contrary notwithstanding, no assets of the Plan may be used for any such indemnification.

12.09	Plan Participation by Fiduciaries.

No person who is a fiduciary with respect to the Plan shall be precluded from being a Member therein upon satisfying the requirements for eligibility.

12.10	Missing Persons.

If the Administrative Committee is unable to locate a Member or Beneficiary within five (5) years after an Account becomes payable, the Administrative Committee shall take reasonable efforts required by ERISA to locate such individual, and, if such individual is not located, the Administrative Committee shall, to the extent permitted by ERISA and the Code, direct that the amount of such Account shall be treated as a forfeiture for the current Plan Year; provided, however, that in the event of the subsequent reappearance of such Member or Beneficiary prior to the termination of the Plan, such forfeiture shall be restored to such Account.

12.11	Claims Procedure.

(a)
All claims for benefits under the Plan by a Member or his Beneficiary with respect to benefits not received by such person shall be made in writing to the Administrative Committee, which shall review such claims.  A decision regarding the claim will be made by the Administrative Committee within ninety (90) days from the date the claim is received by the Administrative Committee, unless it is determined that special circumstances require an extension of time for processing the claim, not to exceed an additional ninety (90) days.  If such an extension is required, written notice of the extension will be furnished to the claimant prior to expiration of the initial 90-day period.  The notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrative Committee expects to make a determination with respect to the claim.  If the extension is required due to the claimant’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the Plan’s request for information.

(b)
A claimant whose application for benefits under the Plan has been denied, in whole or in part, will be provided with written notice of the determination, setting, forth:  (i) the specific reason(s) for the adverse benefit determination, with references to the specific Plan provisions on which the determination is based; (ii) a description of any additional material or information necessary for the claimant to perfect the claim (including an explanation as to why such material or information is necessary); and (iii) a description of the Plan’s review procedures and the applicable time limits, as well as a statement of the claimant’s right to bring a civil action under ERISA following an adverse benefit determination on review.

(c)
If an adverse benefit determination is made by the Administrative Committee, the claimant (or his/her authorized representative) may request a review of the determination.  All requests for review must be sent in writing to the Administrative Committee within sixty (60) days after receipt of the notice of denial or other adverse benefit determination.  In connection with the request for review, the claimant (or his duly authorized representative) may submit written comments, documents, records, and other information relating to the claim.  In addition, the claimant will be provided, upon written request and free of charge, with reasonable access to (and copies of) all documents, records, and other information relevant to the claim.  The review by the Administrative Committee will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim.

(d)
A decision on review will be made by the Administrative Committee within sixty (60) days after receipt of the claimant’s request for review, unless the Administrative Committee determines that special circumstances require an extension of time for processing the request for review, in which case the decision will be made within an additional sixty (60) days.  The claimant will be notified in advance of any such extension.  The notice will describe the special circumstances requiring the extension, and will inform the claimant of the date as of which the determination will be made.  If the extension is required due to the claimant’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the claimant until the date on which the claimant responds to the Plan’s request for information.

(e)
The claimant will be notified in writing of the determination on review.  If an adverse benefit determination is made on review, the notice will include:  (i) the specific reason(s) for the determination, with references to the specific Plan provisions on which it is based; (ii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to (and copies of) all documents, records and other information relevant to the claim; and (iii) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.  The decision of the Administrative Committee on review shall be final and binding on all parties.

ARTICLE 13

AMENDMENT AND TERMINATION OF PLAN

13.01	Amendment.

The Company may at any time and from time to time amend the Plan by action of the Administrative Committee without the consent of any Trustee, any other Participating Employer, or any Member or Beneficiary.

Notwithstanding the foregoing:

(a)	no amendment that materially affects the Trustee’s duties shall be effective without the written consent of the Trustee;

(b)	no amendment shall cause the Trust Fund to be used other than for the exclusive benefit of Members and their Beneficiaries; and

(c)
no amendment shall eliminate or reduce a “Section 411(d)(6) Protected Benefit” within the meaning of Section 1.41 l(d)-4 of the Income Tax Regulations except to the extent permitted by Section 411(d)(6) of the Code and the regulations thereunder.

13.02	Right to Terminate Plan.

The Company intends to maintain the Plan as a permanent tax-qualified retirement plan.  Nevertheless, the Company reserves the right to terminate the Plan (in whole or in part) at any time and from time to time, by action of the Administrative Committee, without the consent of any Trustee, any other Participating Employer, or any Member or Beneficiary.

13.03	Consequences of Termination.

(a)	If the Plan is terminated in whole or in part, the interest of each Member affected by the termination in his Account will become fully vested and nonforfeitable as of the date of the termination.

(b)	If the Plan is terminated in whole or in part, the Administrative Committee shall determine the date and manner of distribution of all Members’ Accounts.

(c)	The Administrative Committee shall give prompt notice to each Member (or, if deceased, his Beneficiary) affected by the Plan’s complete or partial termination.

ARTICLE 14

PARTICIPATION BY AFFILIATED COMPANIES

14.01	Participation.

Subject to the consent of the Administrative Committee, an Affiliated Company may adopt the Plan and join in the Trust Fund created hereunder.  Such Affiliated Company shall become a Participating Employer upon the filing with the Administrative Committee such duly executed documents as may be required by the Administrative Committee.  The contributions which may be made by each Participating Employer, and the income therefrom, shall be held by the Trustee as a part of a single Trust Fund without allocation to any Participating Employer until the Administrative Committee shall notify the Trustee of the termination of the plan as to any Participating Employer pursuant to Section 14.03(c).

14.02	Delegation of Powers and Authority.

A Participating Employer shall be deemed to appoint the Administrative Committee as its exclusive agent to exercise on its behalf all of the powers and authority conferred upon the Administrative Committee by the terms of the Plan including, but not by way of limitation, the power to amend and terminate the Plan and the Trust Fund created hereunder.  The authority of the Administrative Committee to act as such agent shall continue with respect to all funds contributed by each Participating Employer and the income therefrom unless and until the amount of such funds and income has been distributed by the Trustee as provided in Section 14.03.

14.03	Termination of Participation.

(a)
The participation of any Participating Employer in the Plan shall terminate (i) automatically at such time that it is no longer an Affiliated Company, (ii) at such time as determined in the sole discretion of the Administrative Committee.

(b)
The Administrative Committee shall notify the Trustee in writing of the termination of the Plan as to any Participating Employer, and the Trustee shall not accept any further contributions under the Plan from such Participating Employer and shall set aside in a separate account such part of the Trust Fund as the Administrative Committee shall, pursuant to paragraph (c), determine to be held for the benefit of eligible employees of the Participating Employer (and their beneficiaries), as of the last day of the Plan Year which is such Participating Employer’s termination date under the Plan.

(c)           The Administrative Committee shall give written directions to the Trustee with respect to the part of the assets of the Trust Fund segregated in a separate account pursuant to paragraph (b).  Such directions shall specify the amount to be segregated and shall be in accordance with generally accepted accounting principles, and, to the maximum extent consistent with ERISA, the determination of the fair market value of the assets of the Trust Fund in the manner provided for in the Plan shall be conclusive for the purpose of such segregation.  The Trustee shall follow such directions of the Administrative Committee which shall constitute a conclusive determination of the amount which should be segregated for the benefit of the eligible employees of such Participating Employer (and their beneficiaries).

(d)
The Trust shall continue as to any Participating Employer, despite receipt by the Trustee of notice of termination of the Plan as to such Participating Employer, for such time as may be necessary to effect such termination.  Upon receipt by the Trustee from the Administrative Committee of notice to terminate the Trust as to such Participating Employer, the Trustee shall, with reasonable promptness after receipt of such notice, arrange for the orderly distribution, in accordance with written instructions of the Administrative Committee which shall be given in conformity with the provisions of the Plan and ERISA, of the assets segregated with respect to such Participating Employer pursuant to this Article 14.

ARTICLE 15

TOP-HEAVY PLAN PROVISIONS

15.01	Applicability.

If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article 15 shall supersede any conflicting provisions of the Plan.

15.02	Definitions.

The following definitions shall apply for purposes of this Article 15:

(a)	“Determination Date” means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

(b)	“Employer” means the Company and all Affiliated Companies.

(c)	“Key Employee” means any Employee or former Employee (including a deceased Employee) of the Employer who at any time during the Plan Year that includes the Determination Date was:

(i)	an officer of the Employer having annual compensation greater than $150,000 (as adjusted under Section 416(i)(1) of the Code).

(ii)	a 5% owner; or

(iii)	a 1% owner having annual compensation from the Employer in excess of $150,000.

For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(l) and the applicable regulations and other guidance of general applicability issued thereunder.

(d)
“Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Participating Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e)
“Required Aggregation Group” means (i) each qualified plan of the Participating Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Participating Employer which enables a plan described in clause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(f)	“Top-Heavy Plan” means with respect to any Plan Year, this plan if any of the following conditions exist:

(i)	If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(ii)	If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

(iii)	If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(g)	“Top-Heavy Ratio” means as follows:

(i)
If the Participating Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Participating Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), both computed in accordance with Section 416 of the Code and the regulations thereunder.  Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(ii)
If the Participating Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Participating Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with clause (i) above, and the present value of accrued benefit under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with clause (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of any accrued benefit made in the five-year period ending on the Determination Date.

(iii)
For purposes of clauses (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded.  The calculation of the Top-Heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv)
Notwithstanding the foregoing, effective May 1, 2002, this subsection  (h)(iv) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.  The present value of accrued benefits and the amounts of account balances of an Employee shall include, to the extent not otherwise included, any amounts distributed to the Participant or the Participant’s Beneficiary during the Plan Year under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2), during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefit under a defined benefit plan or the account balance under a defined contribution plan with respect to any individual who has not performed services for an Employer maintaining the plan at any time during the 1-year period ending on the applicable Determination Date or with respect to a Participant who is not a Key Employee for a Plan Year, although such person was a Key Employee in a prior Plan Year, shall not be taken into account.

The accrued benefits of a participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Participating Employer, or (b) if there is no such method, as if such benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b) (1)(C) of the Code.

15.03	Vesting Requirement and Schedule.

(a)
For any Plan Year during which the Plan is a Top-Heavy Plan, the following Vesting Schedule shall apply to any Member who has been credited with an Hour of Service after the Plan initially became a Top-Heavy Plan:

Years of Service	Vested Interest
Less than 2 years	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

(b)
If the Plan ceases to be a Top-Heavy Plan, such change shall be considered to be an amendment of the vesting schedule which is subject to the election requirements in Section 8.06.  In no event may a Member’s vested interest be decreased as a result of a change in the Plan’s status.

15.04	Minimum Contribution.

(a)
If a Member is a non-Key Employee on the last day of a Top-Heavy Plan Year, and is not a participant in any other plan maintained by a Participating Employer that provides him with such a minimum contribution or with a comparable minimum accrual, the total of the employer contribution allocated to such Member’s Account for such Top-Heavy Plan Year shall not be less than 3% of his Compensation for the Top-Heavy Plan Year, the Participating Employer has no defined benefit plan which designates the Plan to satisfy Section 401(a)(4) or Section 410 of the Code and the highest percentage obtained by dividing the sum of the employer contribution made for the benefit of each Key Employee by the Key Employee’s Compensation for such Year is less than 3%, such highest percentage shall be substituted therefor in the preceding clause.

(b)
In the event a Member who is a non-Key Employee is covered under both a defined contribution plan and a defined benefit plan maintained by a Participating Employer, notwithstanding anything herein to the contrary, the minimum contribution or benefit required by this Section 15.04 and by Section 416 of the Code shall be deemed satisfied if any one of the following rules are satisfied:

(i)	each such Member receives the defined benefit minimum as specified in Section 416(c)(1) of the Code;

(ii)	the defined benefit minimum (as defined in clause (i), above) is provided each such Member by the defined benefit plan and is offset by the benefits provided under the defined contribution plan;

(iii)	the defined contribution plan provides aggregate benefits at least comparable to those provided by the defined benefit plan; or

(iv)	if contributions and forfeitures under the defined contribution plan equal 5% of the Compensation for each Top-Heavy Plan.

15.05	Compensation Limitation.

For any Plan Year in which the Plan is a Top-Heavy Plan, the compensation limitation described in Section 416(d) of the Code shall apply.

ARTICLE 16

GENERAL PROVISIONS

16.01	Trust Fund Sole Source of Payments for Plan.

The Trust Fund shall be the sole source for the payment of all Members’ Accounts, and the Plan’s liability to make payment to any Member or Beneficiary shall be limited to the extent that the balance in such Member’s Account is sufficient to make such payment.  In no event shall assets of the Participating Employers be applied for the payment of Plan benefits.

16.02	Exclusive Benefit.

The Plan is established for the exclusive benefit of the Members and their Beneficiaries, and the Plan shall be administered in a manner consistent with the provisions of Section 401(a) of the Code and ERISA.

16.03	Non-Alienation.

Except as is permitted under Section 401(a)(13) of the Code in the case of a qualified domestic relations order (as defined in Section 414(p) of the Code) or in accordance with Article 10, no Member or Beneficiary shall have the right to alienate or assign his benefits under the Plan, and no Plan benefits shall be subject to attachment, execution, garnishment, or other legal or equitable process.  If a Member or his Beneficiary attempts to alienate or assign his benefits under the Plan, or if his property or estate should be subject to attachment, execution, garnishment or other legal or equitable process, the Administrative Committee may direct the Trustee to distribute the Member’s (or Beneficiary’s) benefits under the Plan to members of his family, or may use or hold such benefits for his benefit or for the benefit of members of his family as the Administrative Committee deems appropriate under the circumstances.

Notwithstanding the foregoing, with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, a Member’s benefit may be reduced if a court order or requirement to pay arises from:  (1) a judgment of conviction for a crime involving the Plan, (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (3) a settlement agreement entered into by the Member and either the Secretary of Labor in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person.  The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Member’s Plan benefits.

16.04	Qualified Domestic Relations Order.

All rights and benefits, including elections, provided to a Member in this Plan shall be subject to the rights afforded to any alternate payee (as defined in Section 414(p)(8) of the Code) under a qualified domestic relations order (as defined in Section 414(p) of the Code).

Notwithstanding anything in the Plan to the contrary, a distribution to an alternate payee shall be permitted if such distribution is authorized by the qualified domestic relations order without regard as to whether the affected Member is currently entitled to receive a distribution or attained earliest retirement age.

16.05	Employment Rights.

A Participating Employer’s right to discipline or discharge its Employees shall not be affected by reason of any of the provisions of the Plan.

16.06	Return of Contributions.

(a)
Except as specifically provided in the Plan, under no circumstances shall any funds contributed to the Trust Fund or any assets of the Trust Fund ever revert to, or be used by, the Company or any Affiliated Company.

(b)	Any contributions made by a Participating Employer may be returned to the Participating Employer if:

(i)	the contribution is made by reason of a mistake of fact; or

(ii)
the contribution is conditioned on its deductibility for federal income tax purposes (each contribution shall be deemed to be so conditioned unless otherwise stated in writing by the Participating Employer) and such deduction is disallowed;

provided such contribution is returned within one year of the payment (in the case of the mistake of fact) or the disallowance of the deduction for federal income tax purposes, as the case may be.  The amount of contribution that may be returned shall be reduced to reflect its proportionate share of any net investment loss in the Trust Fund.

16.07	Merger, Consolidation or Transfer.

The Plan shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other qualified plan, unless each Member (if the other plan then terminated) would receive a benefit that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

16.08	Applicable Law.

Except as otherwise expressly required by ERISA, this Plan shall be construed and governed in accordance with the laws of the State of New York.

16.09	Rules of Construction.

Whenever the context so admits, the use of the masculine gender shall be deemed to include the feminine and vice versa, either gender shall be deemed to include the neuter and vice versa; and the use of the singular shall be deemed to include the plural and vice versa.

16.10	Provisions Inconsistent with Qualified Status.

This Plan is intended to be a tax-qualified plan under the Code.  Any provision of this Plan that would cause the Plan to fail to comply with the requirements for qualified plans under the Code shall, to the extent necessary to maintain the qualified status of the Plan, be null and void ab initio, and of no force and effect, and the Plan shall be construed as if the provision had never been inserted in the Plan.

ARTICLE 17

MINIMUM DISTRIBUTION REQUIREMENTS

17.01	General Rules.

The provisions of this Article 17 will apply for purposes of determining required minimum distributions for calendar years beginning with distributions made on or after January 1, 2003.  The requirements of this Article will take precedence over any inconsistent provisions of the Plan.  All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.  Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

17.02	Time and Manner of Distribution.

(a)	The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(b)	If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Member's surviving spouse is the Member’s sole designated Beneficiary, then, unless the Plan provides for an earlier date, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70½, if later.

(ii)
If the Member’s surviving spouse is not the Member’s sole designated Beneficiary, then, unless the Plan provides for an earlier date, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.  With respect to lump sum distributions, the preceding sentence shall not apply, and unless the Plan provides for an earlier date, the Member’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(iii)
If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, unless the Plan provides for an earlier date, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(iv)
If the Member’s surviving spouse is the Member’s sole designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Section 17.02(b), other than Section 17.02(b)(i), will apply as if the surviving spouse were the Member.

For purposes of this Section 17.02(b) and Section 17.04, unless Section 17.02(b)(iv) applies, distributions are considered to begin on the Member’s Required Beginning Date.  If Section 17.02(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 17.02(b)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 17.02(b)(i), the date distributions are considered to begin is the date distributions actually commence.

(c)
Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 17.03 and 17.04 of this Article.  If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

17.03	Required Minimum Distributions During Member’s Lifetime.

(a)	During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)
the quotient obtained by dividing the Member's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(ii)
if the Member’s sole designated Beneficiary for the Distribution Calendar Year is the Member’s spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the Distribution Calendar Year.

(b)
Required minimum distributions will be determined under this Section 17.03 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

17.04	Required Minimum Distributions After Member’s Death.

(a)	Death On or After Date Distributions Begin.

(i)
If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member's Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s designated Beneficiary, determined as follows:

(1)	The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)
If the Member’s surviving spouse is the Member’s sole designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)
If the Member’s surviving spouse is not the Member’s sole designated Beneficiary, the designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(ii)
If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member's Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)
If the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member's Account Balance by the remaining Life Expectancy of the Member’s designated Beneficiary, determined as provided in Section 17.04(a).  With respect to lump sum distributions, the preceding sentence shall not apply, and unless the Plan provides for an earlier date, the Member’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(ii)
If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, then, unless the Plan provides for an earlier date, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(iii)
If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 17.02(b)(i), this Section 17.04(b) will apply as if the surviving spouse were the Member.

17.05	Definitions for Purposes of this Article

(a)
“Designated Beneficiary” shall mean the individual who is designated as the Beneficiary under Section 11.08 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)
“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required.  For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date.  For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 17.02(b).  The required minimum distribution for the Member's first Distribution Calendar Year will be made on or before the Member's Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	“Life Expectancy” shall mean life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)
“Member’s Account Balance” shall mean the Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date.  The Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(e)
“Required Beginning Date” shall mean the April 1st of the calendar year following the later of (i) the calendar in which the Member attains age 70-1/2, or (ii) the calendar year in which the Member retires, provided however, that in the case of a Member who is a 5% owner (as defined in Code Section 416(i)(1)(B)) at any time during the 5-Plan-Year period ending in the calendar year in which such Member attains age 70-1/2, benefits payable to such 5% owner must commence no later than the April 1st following the end of the calendar year in which such 5% owner attains age 70-1/2, or the April 1st following the end of any subsequent calendar year if he or she becomes a 5% owner during such subsequent calendar year.

17.06	2009 Required Minimum Distributions

Notwithstanding anything in this Article 17 to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least ten (10) years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary request such distributions.  In addition, for purposes of applying the direct rollover provisions of the Plan set forth in Section 7 of Article IV, 2009 RMDs and Extended 2009 RMDs will not be treated as eligible rollover distributions in 2009.

This Amended and Restated Plan, effective as of May 1, 2008, is adopted by unanimous consent of the members of the Administrative Committee of the Value Line, Inc. Profit Sharing and Savings Plan this 29th day of June 2010

ADMINISTRATIVE COMMITTEE OF THE VALUE LINE, INC. PROFIT SHARING AND SAVINGS PLAN